Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-282226 on Form 10-K of our report dated February 25, 2026 relating to the financial statements of Credit Opportunities Partners JV, LLC, appearing in the Annual Report on Form 10-K of FS KKR Capital Corp. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
San Francisco, California
February 25, 2026